EXHIBIT 99.1
TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	5

Financial Statements

Statements of Net Assets Available for Benefits as of December 31, 2010 and 2009	6

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2010 and 2009	7

Notes to Financial Statements	8

Supplemental Information

Schedule H, Line 4i — Schedule of Assets (Held at End of Year)	15

Schedule H, Line 4a — Schedule of Delinquent Participant Contributions	16

Report of Independent Registered Public Accounting Firm
Compensation Committee
The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan
We have audited the accompanying statements of net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2010 and 2009, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2010 and 2009, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) and schedule of delinquent participant contributions are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.
/s/ Clark, Schaefer, Hackett & Co.
Columbus, Ohio
June 29, 2011

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Statements of Net Assets Available for Benefits
December 31, 2010 and 2009

	December 31,
	2010	2009
ASSETS
Investments at fair value (Note 4)	$4,657,170	$4,300,574

Receivables:
Accrued income	—	1,240
Employer contribution	5,659	6,220
Participant contributions	16,963	16,072
Participant notes receivable	134,723	175,195

Total receivables	157,345	198,727

Net assets available for benefits	$4,814,515	$4,499,301

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Statements of Changes in Net Assets Available for Benefits
Years Ended December 31, 2010 and 2009

	Year ended December 31,
	2010	2009
ADDITIONS
Investment income:
Net appreciation in fair value of investments (Note 4)	$204,250	$436,383
Interest and dividend income	70,562	47,283

Total investment income	274,812	483,666

Interest income on notes receivable from participants	8,194	8,756

Contributions:
Rollover contributions	—	44,408
Participant contributions	427,365	409,696
Employer contributions	149,158	148,309

Total contributions	576,523	602,413

Total additions	859,529	1,094,835

DEDUCTIONS
Benefits paid directly to participants	540,477	215,630
Administrative fees	3,838	2,855

Total deductions	544,315	218,485

Increase in net assets available for benefits	315,214	876,350

Net assets available for benefits:
Beginning of year	4,499,301	3,622,951

End of year	$4,814,515	$4,499,301

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Notes to Financial Statements
December 31, 2010 and 2009
NOTE 1 — DESCRIPTION OF PLAN
The following description of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan (the “Plan”) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.
General: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank & Trust Company, and its affiliates, DCB Insurance Services, LLC and DCB Title Services, LLC (collectively, the “Employer”). All employees who are at least 20 years of age and complete 6 months of service are eligible to be in the Plan. Each employee may enter the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.
Contributions: Participants may make salary deferral contributions at their discretion up to and in accordance with applicable sections of the Internal Revenue Code. Participants direct the investment of their contributions into various investment options offered by the Plan. The Employer matches the participants’ contributions up to a maximum of 6% of their annual compensation. In addition, the Board of Directors can provide for an additional Employer contribution on a discretionary basis. In 2010 and 2009, there were no additional discretionary contributions. Participants who reach age 50 may elect to make catch-up contributions.
Participant Accounts: Each participant’s account is credited with the participant’s own contributions, the Employer’s contributions and Plan earnings and losses. Allocations of the Employer contributions are based on participant compensation and participant contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s account.
Retirement, Death and Disability: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.
Vesting: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Employer contributions and earnings or losses thereon as follows:

Years of Service	Vesting Percentage
Less than 1	0%
More than 1 but less than 2	33%
More than 2 but less than 3	66%
3 or more	100%
Forfeitures: Forfeitures of terminated participants’ non-vested account balances are used to restore participant accounts, reduce employer contributions or pay plan expenses. As of December 31, 2010 and 2009, $7,948 and $8,103, respectively, of forfeitures were available. During 2010, a total of $3,187 in forfeitures was used to pay plan expenses. No forfeitures were used to pay plan expenses during 2009.
Payment of Benefits: Upon termination of service with the Employer, retirement, death or disability, a participant will receive a lump-sum amount equal to the value of his or her vested account if the balance is under $1,000. If the participant’s balance is over $1,000, they may keep their account open or elect lump-sum or partial payment options.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Notes to Financial Statements
December 31, 2010 and 2009
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting: The financial statements of the Plan are prepared under the accrual method of accounting.
Investment Valuation and Income Recognition: The Plan’s investments are stated at fair value. See Note 4 for discussions on fair value measurements.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.
Participant notes receivable: Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Delinquent participant loans are reclassified as distributions based upon the terms of the plan document. Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000 and interest is payable at the then prevailing prime interest rate plus 1 percent.
Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.
Payment of Benefits: Benefits are recorded when paid.
Reclassifications: During 2010, the presentation of participant loans was clarified in generally accepted accounting principles. The new guidance requires participant notes receivable to be classified as notes receivable from participants which are segregated from plan investments. Accordingly, participant notes receivable previously reported as a component of investments have been reclassified as notes receivable on the statement of net assets available for benefits in order to conform to the current year presentation. Interest on participant notes receivable previously reported as a component of interest and dividend income has been reclassified as interest income on notes receivable from participants on the statement of changes in net assets available for benefits.
NOTE 3 — PLAN TERMINATION
Although it has not expressed any intent to do so, the Employer has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their Employer contributions.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Notes to Financial Statements
December 31, 2010 and 2009
NOTE 4 — INVESTMENTS
FAIR VALUE MEASUREMENTS
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy has been established which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
The three levels of inputs that may be used to measure fair value:
Level 1 — Quoted prices in active markets for identical assets or liabilities
Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities
Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy.
Securities
Mutual Funds — These investments are valued using the net asset value of shares held by the plan at year end and classified within level 1 of the valuation hierarchy.
DCB Financial Corp common stock — DCB Financial Corp common stock units are held in a unitized fund. The underlying common stock is valued at the closing price of the common stock reported on the NASDAQ Stock Market LLC under the symbol “DCBF” and is classified within level 1 of the valuation hierarchy.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Notes to Financial Statements
December 31, 2010 and 2009
NOTE 4 — INVESTMENTS — continued
The following tables sets forth by level, the plan’s assets at fair value as of December 31, 2010 and 2009:
Assets at Fair Value as of December 31, 2010

		Significant
	Quoted Prices	Other	Significant
	in Active	Observable	Unobservable
	Markets	Inputs	Inputs	Fair Value
	Level 1	Level 2	Level 3	Total
Mutual funds:
Money market funds	$984,782	$—	$—	$984,782
Fixed income funds	429,641	—	—	429,641
Large cap funds	935,425	—	—	935,425
Mid cap funds	841,045	—	—	841,045
Small cap funds	362,731	—	—	362,731
Foreign funds	210,119	—	—	210,119
Lifecycle funds	693,539	—	—	693,539

Total mutual funds	4,457,282	—	—	4,457,282

Corporate stock:
DCB Financial Corp stock	199,888	—	—	199,888

Total assets at fair value	$4,657,170	$—	$—	$4,657,170

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Notes to Financial Statements
December 31, 2010 and 2009
NOTE 4 — INVESTMENTS — continued
Assets at Fair Value as of December 31, 2009

		Significant
	Quoted Prices	Other	Significant
	in Active	Observable	Unobservable
	Markets	Inputs	Inputs	Fair Value
	Level 1	Level 2	Level 3	Total
Mutual funds:
Money market funds	$1,205,554	$—	$—	$1,205,554
Fixed income funds	361,959	—	—	361,959
Large cap funds	797,934	—	—	797,934
Mid cap funds	707,790	—	—	707,790
Small cap funds	242,802	—	—	242,802
Foreign funds	184,943	—	—	184,943
Lifecycle funds	387,085	—	—	387,085

Total mutual funds	3,888,067	—	—	3,888,067

Corporate stock:
DCB Financial Corp stock	412,507	—	—	412,507

Total assets at fair value	$4,300,574	$—	$—	$4,300,574

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Notes to Financial Statements
December 31, 2010 and 2009
NOTE 4 — INVESTMENTS — continued
The following table presents investments at fair value that represent 5% or more of the Plan’s net assets:

	2010	2009

Federated Automated Cash Management Trust	$984,626	$1,204,180
Davis New York Venture Fund	308,843	261,482
American Beacon Large Cap Value Fund	414,399	375,172
T. Rowe Price Retirement 2030 Fund	411,472	316,535
Columbia Acorn Fund	521,473	508,559
MetWest Total Return Bond Fund	363,293	313,645
Keeley Small Cap Value Fund	300,590	*
DCB Financial Corp common stock	*	412,507
The following table presents the appreciation (depreciation) of the Plan’s investments (including investments bought, sold, as well as held during the year) during the years ended December 31, 2010 and 2009:

	2010	2009
Common stock	$(225,046)	$(135,538)
Mutual funds	429,296	571,921

Total	$204,250	$436,383

NOTE 5 — PARTY-IN-INTEREST TRANSACTIONS
Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the Plan, the Employer, and certain others. The Delaware County Bank & Trust Company serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the DCB Financial Corp common stock and contributions made by the Employer. At December 31, 2010, the Plan owned 64,480 shares of DCB Financial Corp common stock, valued at $3.10 per share for a total fair value of $199,888 and 156 shares of DCB Financial Corp stock liquidity in a money market fund valued at $1 per share. DCB Financial Corp is deemed a party-in-interest. At December 31, 2009, the Plan owned 61,568 shares of DCB Financial Corp common stock, valued at $6.70 per share for a total fair value of $412,507 and 1,374 shares of DCB Financial Corp stock liquidity in a money market fund valued at $1 per share. Expenses incurred in the administration of the Plan by the Trustee are paid by the Employer on behalf of the Plan.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Notes to Financial Statements
December 31, 2010 and 2009
NOTE 6 — TAX STATUS
The Plan has adopted a prototype plan which received a favorable opinion letter from the Internal Revenue Service on March 31, 2008 which stated that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code. The Plan Sponsor believes the Plan, as amended and restated, is operated in compliance with the applicable requirements of the Internal Revenue Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.
Accounting principles generally accepted in the United States of America require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the organization has taken an uncertain position that more likely than not would not be sustained upon examination by the respective taxing authorities. The Plan Administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2010, there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits of the Plan for any tax periods in progress. The Plan Administrator believes it is no longer subject to income tax examinations for years prior to 2007.
NOTE 7 — RISKS AND UNCERTAINTIES
The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Schedule H, Line 4i — Schedule of Assets (Held at End of Year)
SUPPLEMENTAL INFORMATION
Name of plan sponsor: THE DELAWARE COUNTY BANK & TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002
Schedule of assets held as of December 31, 2010:

		(c)
	(b)	Description of investment including		(e)
	Identity of Issuer, Borrower,	Maturity Date, Rate of Interest,	(d)	Fair
(a)	Lessor or Similar Party	Collateral, Par, or Maturity Value	Cost	Value
	Mutual Funds:
	Federated Automated Cash Management Trust	Mutual fund, 984,626 shares, Cl CII	**	$984,626
	Columbia Acorn Fund	Mutual fund, 17,273 shares, Cl Z	**	521,473
	American Beacon Large Cap Value Fund	Mutual fund, 22,364 shares, Inv Cl	**	414,399
	T. Rowe Price Retirement 2030 Fund	Mutual fund, 23,951 shares, Adv Cl	**	411,472
	MetWest Total Return Bond Fund	Mutual fund, 34,999 shares, Cl M	**	363,293
	Davis New York Venture Fund	Mutual fund, 8,994 shares, Cl A	**	308,843
	Keeley Small Cap Value Fund	Mutual fund, 12,038 shares, Cl A	**	300,590
	American Funds The Growth Fund of America	Mutual fund, 7,028 shares, Cl R-4	**	212,183
	Manning & Napier World Opportunity Series	Mutual fund, 24,404 shares, Cl A	**	210,119
	Turner All Cap Growth Fund	Mutual fund, 20,514 shares	**	180,321
	T. Rowe Price Retirement Income Fund	Mutual fund, 9,342 shares, Adv Cl	**	122,561
	Columbia Mid Cap Value Fund	Mutual fund, 9,043 shares, Cl Z	**	121,717
	T. Rowe Price Retirement 2040 Fund	Mutual fund, 4,839 shares, Adv Cl	**	83,766
	American Funds American High-Income Trust	Mutual fund, 5,887 shares, Cl R-4	**	66,348
	T. Rowe Price Retirement 2020 Fund	Mutual fund, 3,479 shares, Adv Cl	**	56,875
	Royce Value Plus Fund	Mutual fund, 2,584 shares, Serv Cl	**	34,676
	Columbia Small Cap Value Fund I	Mutual fund, 585 shares, Cl Z	**	27,465
	T. Rowe Price Retirement 2010 Fund	Mutual fund, 1,235 shares, Adv Cl	**	18,865
	CRM Mid Cap Value Fund	Mutual fund, 621 shares	**	17,534
*	Federated Master Trust	DCBF Stock fractional shares held in Federated Master Trust, mutual fund, 156 sh	**	156

	Total investments in mutual funds			4,457,282

	Common Stock:
*	DCB Financial Corp	DCB Financial Corp Common Stock, 64,480 shares of common stock	**	199,888

*	Participant Notes Receivable	Notes receivable from participants with interest rates at 4.25% – 9.25%	—	134,723

	Total assets held for investment purposes			$4,791,893

*	Denotes parties-in-interest to the Plan.

**	Cost information is not required for participant-directed investments and therefore not included.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN
Schedule H, Line 4a — Schedule of Delinquent Participant Contributions
SUPPLEMENTAL INFORMATION
Name of plan sponsor: THE DELAWARE COUNTY BANK & TRUST COMPANY
Employer identification number: 31-4376006
Three-digit plan number: 002
Schedule of Delinquent Participant Contributions that constitute nonexempt prohibited transactions:

Contributions
Corrected Outside
		Check Here if		Voluntary	Contributions	Total Fully
		Late Participant		Fiduciary	Pending Correction	Corrected Under
Period		Loan Repayments	Contributions	Correction	in Voluntary	Voluntary Fiduciary
Withheld	Amount	are Included	Not Corrected	Program	Correction Program	Correction Program

2010	$78	n/a	—	—	$78	—